UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
COMSTOCK MINING INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of Comstock Mining Inc. will be held at the Gold Hill Hotel, on May 31, 2018, at 9 a.m. Pacific Daylight Time (“PDT”), to:

1.	Elect the four named nominees to the Board of Directors for the ensuing year or, if earlier, until their successors are duly elected and qualified;

2.	Ratify the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm, for the fiscal year ending December 31, 2018;

3.	Approve a non-binding advisory resolution for the compensation of our named executive officers; and

4.	Conduct any other business that may properly come before the meeting or any adjournments or postponements thereof.

Holders of shares of Comstock Mining Inc. common stock of record at the close of business on April 09, 2018, may vote at the meeting.

UNLESS YOU PROVIDE SPECIFIC INSTRUCTIONS AS TO HOW TO VOTE, BROKERS MAY NOT VOTE YOUR SHARES OF COMMON STOCK ON THE ELECTION OF DIRECTORS OR THE NON-BINDING ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS OR THE ADVISORY VOTE ON THE FREQUENCY OF NON-BINDING SHAREHOLDER VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

This year, we are electronically disseminating Annual Meeting materials to some of our shareholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Shareholders for whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.

To ensure your vote is counted, please vote your shares promptly by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, or by telephone or Internet, regardless of whether you plan on attending the meeting.

If you are present at the meeting, you may vote in person even if you have already voted your proxy by mail, telephone or Internet.

Seating at the meeting will be available on a first-come, first-served basis. To ensure that you have a seat, please arrive early.

By Order of the Board of Directors
April 7, 2017

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
COMSTOCK MINING INC.
TO BE HELD May 31, 2018
APPROXIMATE DATE OF MAILING - April 12, 2018

This Proxy Statement (this “Proxy Statement”) sets forth certain information about the accompanying proxy for the 2018 Annual Meeting (the “Meeting”) of shareholders of Comstock Mining Inc., or any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors has designated the historic Gold Hill Hotel, as the place of the Meeting. The Meeting will be called to order at 9 a.m., PDT, on May 31, 2018.

The Board of Directors solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, references to “Comstock,” “we,” “us,” “our” or “the Company” means Comstock Mining Inc.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”), is being mailed concurrently with this Proxy Statement to our shareholders. Our Annual Report is not incorporated by reference into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials, unless otherwise specifically stated herein.

QUESTIONS AND ANSWERS FOR ANNUAL MEETING

Q:	Who is asking for my vote and why am I receiving this document?

A:	The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting of shareholders that are more fully described in this Proxy Statement.
We are providing this Proxy Statement and related proxy materials to our shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Meeting. A proxy, if duly executed and not revoked, will be voted in accordance with the specific instructions noted on the proxy and, if it does not contain specific instructions, will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

Q:	Who is entitled to vote?

A:
You may vote if you owned shares of our common stock, par value $0.000666 per share (“Common Stock”) on April 9, 2018, the date established by the Board of Directors under Nevada law and our by-laws for determining shareholders entitled to notice of and to vote at the Meeting. On the record date, there were 51,916,018 outstanding shares of Common Stock.

Q:	What is a proxy?

A:
A proxy is your legal designation of another person to vote your stock. If you designate someone in writing, that document is also called a proxy or a proxy card. Messrs. William J. Nance and Leo M. Drozdoff have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Secretary prior to the Meeting and not revoked will be voted in accordance with the terms thereof.

Q:	What is a voting instruction?

A:
A voting instruction is the instruction form you receive from your bank, broker or its nominee if you hold your shares of Common Stock in street name. The form instructs you on how to direct your bank, broker or its nominee, as record holder, to vote your shares.

Q:	What am I voting on at the Meeting?

A:	You will be voting on the following matters at the Meeting:

•	Election of the four named nominees to the Board of Directors;

•	Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;

•	Approval of a non-binding advisory resolution relating to the compensation of our named executive officers; and

•	Any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Q:	How many votes must be present to hold the Meeting?

A:
In order for the Meeting to be conducted, one-third of the outstanding shares of Common Stock, as of the record date, must be represented in person or by proxy at the Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker or its nominee (“broker shares”) that are voted on any matter (including an abstention or withheld vote by broker shares) are included in determining the number of votes present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q:	What vote is needed to elect directors?

A:	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock voted in the election of directors.

Q:	What vote is needed to ratify the appointment of Deloitte & Touche LLP?

A:	The ratification of the appointment of Deloitte & Touche LLP requires that the votes cast in favor exceed the votes cast in opposition.

Q:	What vote is needed to approve the non-binding advisory resolution for the compensation of our named executive officers?

A:
The approval of the non-binding advisory resolution for the compensation of our named executive officers requires that the votes cast in favor exceed the votes cast in opposition. Because your resolution is advisory, it will not bind the Company or the Board of Directors. However, the Board of Directors will review and consider the results of this vote for future executive compensation decisions.

Q:	What are the voting recommendations of the Board of Directors?

A:
The Board of Directors recommends that shareholders vote “FOR” all of the proposed nominees for director, “FOR” the ratification of the appointment of Deloitte & Touche LLP, and “FOR” a non-binding advisory resolution approving the compensation of our named executive officers.

Q:	How do I vote?

A:
Registered shareholders (shareholders who hold Common Stock in certificated form as opposed to through a bank, broker, or other nominee) may vote in person at the Meeting or by proxy. Registered shareholders may submit their proxies by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.

Shareholders who hold Common Stock through banks, brokers or other nominees (street name shareholders) who wish to vote at the Meeting should be provided voting instructions on the instruction form provided to them from the institution that holds their shares. If this has not occurred, please contact the institution that holds your shares. Street name shareholders may also be eligible to vote their shares electronically by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the toll-free telephone number or the Internet address provided on the voting instruction form, or otherwise complete, date and sign the voting instruction form and return it promptly in the enclosed postage-paid envelope.

The deadline for votes received by mail is 5:00 p.m., PDT, on May 30, 2018.

Q:	Can I attend the Meeting?

A:
The Meeting is open to all holders of our Common Stock as of the record date, April 9, 2018. However, space is limited and seating at the Meeting will be available on a first-come, first-served basis. You may vote by attending the Meeting and voting in person. Even if you plan to attend the Meeting, however, we encourage you to vote your shares by proxy. We will not permit cameras, recording devices or other electronic devices at the Meeting.

Q:	Can I change or revoke my vote?

A:	Any shareholder giving a proxy may change or revoke it at any time before it is voted at the Meeting. A proxy can be changed or revoked by:

•	delivering a later dated proxy, or written notice of revocation, to our Secretary at the address listed under “Shareholder Proposals;” or

•	appearing at the Meeting and voting in person.
If you decide to vote by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the proxy card in the event that you decide later to change or revoke your proxy at the Meeting. Your attendance at the Meeting will not itself revoke a proxy.

If you are a shareholder whose stock is held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction form provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given proxy.

Q:	How will my shares be voted if I sign, date and return my proxy card or voting instruction form, but do not provide complete voting instructions with respect to each proposal?

A:
Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all nominees for director, “FOR” the ratification of the appointment of Deloitte & Touche LLP, and “FOR” a non-binding advisory resolution relating to the compensation of our named executive officers. As to any other business that may properly come before the Meeting, the persons named in the enclosed proxy card or voting instruction will vote the shares of Common Stock represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

Q:	How will my shares be voted if I do not return my proxy card or my voting instruction form?

A:
It will depend on how your ownership of shares is registered.

If you own your shares as a registered holder (meaning that your shares are registered in your name with Corporate Stock Transfer, our transfer agent), your shares will only be voted if Corporate Stock Transfer receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Meeting and will not count toward the quorum requirement, which is explained under “Questions and Answers For Annual Meeting - How many votes must be present to hold the Meeting?” above, unless you attend the Meeting to vote them in person.

If you own your shares and they are held in street name (meaning that your shares are registered in the name of your bank, broker or other nominee), your bank, broker or other nominee may not vote your shares in their discretion (with certain limited exceptions), unless you have provided voting instructions to the bank, broker or its nominee.

Under the rules of the NYSE American, LLC (“NYSE American”), your broker may vote your shares in their discretion on “routine matters.” Based on the rules of the NYSE American, we believe that the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is a routine matter for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareholder whose shares of Common Stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction form, your bank, broker or other nominee may vote your shares on the ratification of the appointment by the Audit and Finance Committee of Deloitte & Touche LLP as our independent registered public accounting firm.

Q:	Where can I find the results of the Meeting?

A:
We intend to announce preliminary voting results at the Meeting and publish final results through a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days of the Meeting.

Q:	Who pays for the solicitation of proxies?

A:	We will pay for the cost of the solicitation of proxies.

Q:	Could other matters be decided at the Meeting?

A:
As of the date of the mailing of this Proxy Statement, the Board of Directors did not know of any other business that might be brought before the Meeting. However, if any other matters should properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

Q:	Where can I find the Company’s corporate governance materials?

A:
Our Corporate Governance Guidelines, including our independence standards for members of the Board of Directors, our Code of Conduct and Ethics and the charters of our Audit and Finance Committee, Compensation Committee and Nominating and Governance Committee, are available on our website at http://www.comstockmining.com/corporate/corporate-governance and are available in print to any shareholder upon request by contacting our investor relations department.

Q:	How do I communicate with the Board of Directors?

A:
Shareholders and other interested persons may communicate with the full Board of Directors, a specified committee of the Board of Directors, or a specified individual member of the Board of Directors, in writing, by mail addressed to: Comstock Mining Inc., P.O. Box 1118, Virginia City, Nevada 89440, Attention: Chairman of the Nominating and Governance Committee. The Chairman of the Nominating and Governance Committee and his duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chairman of the Nominating and Governance Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (1) the full Board of Directors, (2) one or more committees of the Board of Directors, (3) one or more Board members and/or (4) other individuals or entities.

***********
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 31, 2018.

This Proxy Statement and our Annual Report on Form 10-K are both available free of charge on our website at http://www.comstockmining.com/investors/regulatory-filings. In addition, a copy of our Annual Report on Form 10-K is enclosed. We will provide without charge to each person to whom this Proxy Statement has been delivered, on the request of any such person, additional copies of our Annual Report on Form 10-K. Requests should be directed to our external relations department as described below:
Comstock Mining Inc.
P.O. Box 1118
Virginia City, Nevada 89440
Attention: Mr. Zach Spencer, Director of External Relations
Telephone: (775) 847-847-5272 ext.151

We also make available, free of charge, through our website, our Annual Reports on Form 10-K for prior years, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Nominating and Governance Committee has unanimously recommended to the Board of Directors, and the Board of Directors has unanimously approved, the persons named below as nominees for election to the Board of Directors at the Meeting. Each nominee has consented to being named as such and to serve as such if elected. Messrs. De Gasperis, Drozdoff, Marting and Nance each presently serve as a director. Proxies will be voted for the election of the persons named below (or if for any reason such persons are unavailable, of such substitutes as the Board of Directors may designate) as directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unavailable. Each nominee who is elected will serve as a director until his successor is elected at our 2019 annual meeting of shareholders or until his earlier resignation or removal.

Set forth below is information concerning the age, principal occupation, employment and directorships during the past five years and positions with the Company of each nominee and director, and the year in which he first became a director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills as of the date of this Proxy Statement that led to the conclusion that each nominee and director should serve as a director, in light of the Company’s business and structure. The Nominating and Governance Committee of the Board of Directors reviews at least annually the skills and characteristics of new and existing directors, including diversity.

Corrado De Gasperis; age 52; director since June 2011, Executive Chairman since September 2015, and President, Chief Executive Officer since April 2010. He brings more than 30 years of experience in industrial, metals and mining manufacturing, operational management, quality systems and project management, financial restructurings, capital markets and board governance.
Mr. De Gasperis was formerly the Chief Executive Officer of Barzel Industries Inc. (“Barzel”). Barzel operated a network of 15 steel-based manufacturing, processing and distribution facilities in the United States and Canada that offered a wide range of metal solutions to various industries, from construction and industrial manufacturing to transportation and mining. Mr. De Gasperis resigned from Barzel in September 2009, after Barzel reached an agreement to sell substantially all of its assets in a planned transaction that was consummated in a sale pursuant to Section 363 of the U.S. Bankruptcy Code following a multiple party bidding process with suitors focused on both in-court and out-of-court transactions. Barzel and substantially all of its U.S. and Canadian subsidiaries were purchased for $65 million in cash.

From 2001 to 2005, he served as Chief Financial Officer of GrafTech International Ltd. (“GrafTech”), a global manufacturer of industrial graphite and carbon-based materials, in addition to his duties as Vice President and Chief Information Officer, which he assumed in 2000. He served as Controller of GrafTech from 1998 to 2000. From 1987 to 1998, Mr. De Gasperis was a Certified Public Accountant with KPMG LLP, an international provider of financial advisory and assurance services. As a Senior Assurance Manager in the Manufacturing, Retail and Distribution Practice, he served clients such as General Electric Company and Union Carbide Corporation. KPMG announced his admittance, as a Partner, effective July 1, 1998.

Mr. De Gasperis holds a BBA from the Ancell School of Business at Western Connecticut State University, with honors. Mr. De Gasperis is also a founding member and the Chairman of the Board of Directors of the Comstock Foundation for History and Culture, a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). He is also a Member of the Northern Nevada Development Authority and the Northern Nevada Network. Mr. De Gasperis has served as a director of GBS Gold International Inc., where he was Chairman of the Audit and Governance Committee and the Compensation Committee and a member of the Nominations and Advisory Committees.

Leo M. Drozdoff; age 52; director since February 2018. Mr. Drozdoff has extensive experience in Nevada’s mining industry, including engineering, legislation, environmental regulation, economic development and historical preservation. He most recently served as the Director of the Nevada Department of Conservation and Natural Resources from 2010 to 2016, and was a Cabinet member reporting to two Nevada Governors, where Mr. Drozdoff oversaw 900 state employees responsible for mining, environmental protection, water resources, forestry, state parks, state lands and the State of Nevada’s Historic Preservation Office.

Mr. Drozdoff also served as lead Administrator of Nevada’s Division of Environmental Protection from October 2004 to April 2010, and from 1998 to 2001as Bureau Chief over Water Control and Mining Regulation from 1996 to 1998, two of the most critical Nevada mining regulatory bureaus.  He also chaired the Nevada Public Employee Benefits Program Board, overseeing the benefits of over 30,000 public employees, retirees and their families.

Mr. Drozdoff graduated from Bucknell University with a Bachelor of Science degree in Civil Engineering and he holds an MBA degree with an emphasis in management from the University of Nevada, Reno.

Walter A. “Del” Marting Jr., age 71; director since April 2018. Mr. Marting is the Founder and Managing Partner of CereCare, LLC and CoreSource Recovery Services, LLC, providing breakthrough rehabilitation treatment for patients suffering from brain and related substance abuse disorders-most commonly alcoholism and opioid addictions.
Mr. Marting is also an experienced mining executive, having started his mining career with Amax Inc., working there from 1975 to 1984, a worldwide producer of molybdenum, with increasing responsibilities including supervising production from Amax’s largest underground and open pit molybdenum mines, worldwide strategic planning for all of Amax’s new properties, including exploration, and ultimately centralizing all of Amax’s treasury and financial administration for Europe at its European headquarters in Paris, France. He also consolidated and managed all of Amax’s metal trading for molybdenum, tungsten, copper, coal and iron ore into one European center. Amax eventually became part of Freeport-McMoRan, the largest Molybdenum producer in the world.

In 1984, he became the Chairman and CEO of Lucky Chance Mining Co., a Nevada-based miner that successfully reopened and restarted production at the famed 16-1 Mine in Allegheny, CA. Most recently, in addition to CereCare, Mr. Marting has held various financial, merchant and investment banking positions serving a variety of industries in strategic and operational finance.
Mr. Marting graduated from Yale University in 1969, with a BA in English and holds an MBA from Harvard Business School. Mr. Marting is also a Navy veteran, including service as a member of the US Navy SEAL Team Two.
William J. Nance; age 74; director since October 2005. Mr. Nance also serves as the Chairman of the Audit and Finance, Compensation and Nominating and Governance Committees. He is the President and CEO of Century Plaza Printers, Inc., a company he founded in 1979. He has also served as a consultant in the acquisition and disposition of commercial real estate.

Mr. Nance is a Certified Public Accountant and, from 1970 to 1976, was employed by Kenneth Leventhal & Company where he specialized in the area of REITS, restructuring of real estate companies, mergers and acquisitions, and most phases of real estate development and financing. Mr. Nance has been a Director of InterGroup since 1984 and of Santa Fe and Portsmouth since May 1996.

He holds a Bachelor’s degree in Business Administration from California State University in Los Angeles. Mr. Nance has extensive management experience within a wide range of businesses and brings more than 20 years of experience as a director on public company boards.

The Board of Directors recommends that shareholders vote “FOR” all of the nominees listed above.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance

We are managed under the direction of the Board of Directors, which has adopted Corporate Governance Guidelines to set forth certain corporate governance practices. The Corporate Governance Guidelines are available on our website at http://www.comstockmining.com/corporate/corporate-governance. The information contained on our website is not part of this Proxy Statement.

These guidelines cover such matters as purpose and powers, composition, meetings, procedures, required responsibilities and discretionary activities which our Board of Directors or the appropriate committee should periodically consider undertaking. Each committee is authorized to exercise all power of our Board of Directors with respect to matters within the scope of its charter.

The Corporate Governance Guidelines require, among other things, that:

•	a majority of the directors shall be independent within the NYSE American listing standards;
•
if a member of the Audit and Finance Committee simultaneously serves on an audit committee of more than three public companies, our Board of Directors must determine that such service would not impair the ability of such member to effectively serve on the Audit and Finance Committee;

•	our Board of Directors shall meet in regular sessions at least four times annually (including telephonic meetings and the annual retreat described below); and

•
our Board of Directors may have an annual retreat with executive officers where there will be a full review of financial statements and financial disclosures, long-term strategies, plans and risks, and current developments in corporate governance.

Our Corporate Governance Guidelines and committee charters are not intended to, and do not, expand or increase the duties, liabilities or responsibilities of any director under any circumstance beyond those that a director would otherwise have under applicable laws, rules and regulations in the absence of such Governance Guidelines or charters.

Independence of Directors

The Board of Directors has determined that Messrs. Drozdoff, Marting and Nance are generally “independent” directors within the listing standards of the NYSE American and the independence standards of our Corporate Governance Guidelines. Messrs. Drozdoff, Marting and Nance are also independent within the standards set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally, in order for a director to be considered “independent” by the Board of Directors, he or she must (1) be free of any relationship that, applying the rules of the NYSE American, would preclude a finding of independence and (2) not have any relationship (either directly or as a partner, shareholder or officer of an organization) with us or any of our affiliates or any executive officer of us or any of our affiliates (exclusive of relationships based solely upon investment) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. On an annual basis, each director and executive officer is obligated to disclose any transactions with the Company and any of its subsidiaries in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. In evaluating the materiality of any such relationship, the Board of Directors takes into consideration whether disclosure of the relationship would be required by the proxy rules under the Exchange Act. If disclosure of the relationship is required, the Board of Directors must make a determination that the relationship is not material as a prerequisite to finding that the director is “independent.”

Board of Directors Meetings

The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board of Directors’ approval, and may hold special meetings between scheduled meetings when appropriate. During 2017, the Board of Directors and its committees held 12 meetings of all the committees of the Board of Directors on which the directors then served. The directors attended over 75% of the aggregate of (1) the total number of meetings of all committees of the Board of Directors on which the director then served and (2) the total number of meetings of the Board of Directors.

Board of Directors Leadership Structure and Role in Risk Oversight

The Company is led by Corrado De Gasperis, who has served as Executive Chairman of the Board since September 2015, and as President and Chief Executive Officer since April 2010.

The Board of Directors believes that the current Board leadership structure, in which the roles of Chairman and Chief Executive Officer are held by one person, is appropriate for the Company and its shareholders at this time. The current Board leadership structure is believed to be appropriate because it demonstrates to our employees, suppliers, customers, and other shareholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing the Company’s operations. The Board will continue to reexamine our corporate governance policies and leadership structure on an ongoing basis to ensure that they continue to meet the Company’s needs. The Company will review these policies and may adopt a different approach in the future if circumstances warrant a change.

The Board is responsible for overseeing risk management, and receives periodic reports from management. Management and the Board are focused on the vision for the Company, and enhancing shareholder value, management and strategic planning and oversight of Company operations. We believe that our directors provide effective oversight of the risk management function, especially through dialogue between the Board and our management.

Executive Officers

The Company had three executive officers during 2017. Mr. De Gasperis, the Executive Chairman, Chief Executive Officer and President of the Company, who serves as the Company’s principal executive officer and principal financial officer. Judd Merrill, who served as the Company’s Chief Financial Officer, Chief Accounting Officer and Secretary. Mr. Merrill resigned on May 19, 2017.

Timothy D. Smith was hired as the Company’s Chief Accounting Officer and Treasurer effective October 23, 2017.

Code of Conduct and Ethics

The Code of Conduct and Ethics applies to all employees, including senior executives, and all directors. It is intended, at a minimum, to comply with the listing standards of the NYSE American, the Sarbanes-Oxley Act of 2002 and the SEC rules adopted thereunder. Only our Board or the Audit and Finance Committee may waive the provisions of our Code of Conduct and Ethics for executive officers and directors. Our Code of Conduct and Ethics constitutes a code of ethics for purposes of Item 406 of Regulation S-K, and is posted on our website at www.comstockmining.com.

Board Committees

The Board has established three standing committees (the Audit and Finance Committee, the Compensation Committee and the Nominating and Governance Committee) periodically establishes other committees, in each case so that certain important matters can be addressed in greater depth than may be possible in a meeting of the entire Board. Under the committee charters described below, members of the three standing committees must be independent directors within the meaning of the listing standards of the NYSE American. Further, members of the Audit and Finance Committee must be independent directors within the meaning of the Sarbanes-Oxley Act of 2002 and Rule 10A-3 under the Exchange Act, must satisfy the expertise requirements of the listing standards of the NYSE American and must include at least one “audit committee financial expert” within the meaning of SEC rules. Our Board has determined that the three standing committees currently consist of members who satisfy such requirements.

Audit and Finance Committee

The Audit and Finance Committee assists our Board in discharging and performing its duties and responsibilities with respect to the financial affairs of the Company.

Without limiting the scope of such activities, the Audit and Finance Committee has responsibility to, among other things:

•
select, retain, determine appropriate compensation of (and provide for payment of such compensation), evaluate and, as appropriate, terminate and replace the independent registered public accounting firm;

•	review and, as appropriate, approve, prior to commencement, all audit and non-audit services to be provided by the independent registered public accounting firm;

•
review regularly with management, the director of internal audits, where applicable, and the independent registered public accounting firm any audit problems or difficulties and management’s responses thereto;

•	resolve or direct the resolution of all material disagreements between management and the independent registered public accounting firm regarding accounting and financial reporting;

•
review with management and the independent registered public accounting firm, among other things, all reports delivered by the independent registered public accounting firm with respect to critical accounting policies and practices used or to be used, alternative treatments of financial information available under generally accepted accounting principles and other material written communications between the independent registered public accounting firm and management;

•
review with management major issues regarding auditing, accounting, internal control and financial reporting principles, policies and practices and regulatory and accounting initiatives, and presentation of financial statements, and major issues as to the adequacy of the internal controls and any special audit steps adopted in light of material control deficiencies;

•	meet at least once annually with management and the independent registered public accounting firm in separate sessions;

•
review, prior to filing with the SEC, all annual and quarterly reports (and all interim reports on Form 8-K to be filed that contain financial disclosures of similar scope and magnitude as annual reports and quarterly reports);

•
assess at least annually the adequacy of codes of conduct, including codes relating to ethics, integrity, conflicts of interest, confidentiality, public disclosure and insider trading and, as appropriate, adopt changes thereto;

•	direct the establishment and maintenance of procedures for the receipt and retention of, and the treatment of, complaints received regarding accounting, internal control or auditing matters; and

•	direct the establishment and maintenance of procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Members of the Audit and Finance Committee are William Nance (Chair), Leo Drozdoff and Walter Marting Jr. The Board has determined that each member of the Audit and Finance Committee meets the financial literacy requirements of the NYSE American and SEC, and that no members of the Audit and Finance Committee violate the prohibition on serving as an Audit and Finance Committee member due to having participated in the preparation of our financial statements at any time during the past three years. William Nance qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC, and therefore meets the NYSE American financial sophistication requirement for at least one Audit and Finance Committee member. The designation of William Nance as an “audit committee financial expert” does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our Audit and Finance Committee and the Board, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit and Finance Committee or the Board.

Compensation Committee

The Compensation Committee assists our Board in discharging and performing its duties with respect to management compensation, succession planning, employee relations and employee benefits, plan administration and director compensation.

Without limiting the scope of such activities, the Compensation Committee shall, among other things:

•
review and approve annually the goals and objectives relating to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of such goals and objectives and annually determine the compensation of the Chief Executive Officer based on such evaluation;

•	review and approve, as appropriate, annually the compensation of the other executive officers and directors and review compensation of other members of senior management and other employees generally;

•	assess organizational systems and plans, including those relating to management development and succession planning;

•	administer stock-based compensation plans and assess compensation arrangements, plans, policies and programs and benefit and welfare plans and programs; and

•	review the Compensation Discussion and Analysis for inclusion in the annual proxy statements or annual report, as the case may be.

Members of the Compensation Committee are William Nance (chair) and Leo Drozdoff, each of whom satisfies the independence requirements of NYSE American and SEC rules and regulations. Each member of our Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time an officer or employee of the Company, nor is any member of the Compensation Committee related to any other member of the Compensation Committee, any other member of the Board of Directors or any executive officer of the Company. No executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers is a member of the Company’s Compensation Committee.

The Nominating and Governance Committee

The Nominating and Governance Committee assists our Board in discharging and performing its duties and responsibilities with respect to nomination of directors, selection of committee members, assessment of performance of our Board and other corporate governance matters. Without limiting the scope of such activities, the Nominating and Governance Committee shall, among other things:

•	review candidates for nomination for election as directors submitted by directors, officers, employees and stockholders; and

•
review at least annually the current directors of our Board to determine whether such individuals are independent under the listing standards of the NYSE American and the SEC rules under the Sarbanes-Oxley Act of 2002 (and non-employee directors (as defined under Exchange Act Rule 16b-3) and outside directors (as defined under Internal Revenue Code Section 162 (m))).

Members of the Nominating and Governance Committee are William Nance (chair) and Walter Marting Jr., each of whom satisfies the independence requirements of NYSE American and SEC rules and regulations.

Shareholders may communicate with the full Board of Directors (including shareholder nominations), a specified committee of the Board of Directors or a specified individual member of the Board of Directors in writing by mail addressed to Comstock Mining Inc., P.O. Box 1118, Virginia City, Nevada 89440, Attention: Chairman of the Nominating and Governance Committee. The Chairman of the Nominating and Governance Committee and his or her duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chairman of the Nominating and Governance Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (1) the full Board of Directors, (2) one or more committee members, (3) one or more Board members and/or (4) other individuals or entities. Please note that Mr. De Gasperis was elected as a director of the Company in 2011, pursuant to the terms of his employment agreement.

Board Designation Rights

On January 13, 2017, in connection with the Company’s issuance and sale of an
11% Senior Secured Debenture due 2021 in an aggregate principal amount of $10,723,000 (the “Debenture”), the Company granted certain board designation rights. For so long as the Debenture remains outstanding, the investor in the Debenture shall have the right to designate one of their founders as a nominee to the Board of Directors. To date, the investor has not exercised such rights under the Debenture.

Attendance at Annual Meeting

We expect all directors to attend the annual meeting of shareholders each year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written related person transaction policy that governs the review, approval or ratification of covered related person transactions. The Audit and Finance Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if:

•
the Audit and Finance Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or

•	the transaction is approved by the disinterested members of the Board of Directors; or

•	the transaction involves compensation approved by the Compensation Committee.

For information about certain relationships between our director nominees and the Company, please see below:

Northern Comstock LLC

On October 20, 2010, the Company entered into an operating agreement (the “Operating Agreement”) to form Northern Comstock LLC (“Northern Comstock”) with Mr. John Winfield, the Company’s former Chairman and largest shareholder, and an entity controlled by Mr. Winfield, DWC Resources, Inc. (“DWC”). As part of the Operating Agreement, the Company obtained the exclusive rights of production and exploration on certain property formerly owned by DWC in Storey County, Nevada (the “DWC Property”) and two parcels leased by Mr. John Winfield in Storey County, Nevada from the Sutro Tunnel Company (the “Sutro Property”) and Virginia City Ventures (the “VCV Property”).

The Company announced that the terms of the Operating Agreement were amended on August 27, 2015, and September 28, 2015 (the “Amendments”). The Amendments resulted in reduced capital contribution obligations of the Company from $31.05 million down to $9.75 million. The terms of the Amendments provide that the Company will make monthly cash capital contributions of $30,000 and annual capital contributions in the amount of $482,500 payable in stock or cash, at the Company's option, unless the Company has cash or cash equivalents in excess of $10,500,000 on the date of such payments, wherein the Company would generally be required to pay in the form of cash. If paying in shares of Common Stock, the number of shares of Common Stock to be delivered is calculated by dividing the amount of the capital contribution by the volume-weighted average closing price of the Company’s Common Stock on its primary trading market for the previous 20 consecutive trading days prior to such capital contribution. The Operating Agreement also provides for a one-time acceleration of $812,500 of the capital contributions payable when the Company receives net cash proceeds from sources other than operations that exceed $6,250,000. The Operating Agreement also includes an ongoing acceleration of the Company’s capital contribution obligations equal to 3% of the net smelter returns generated by the properties subject to the Northern Comstock joint venture. The Operating Agreement also provides that if the Company defaults in its obligation to make the scheduled capital contributions, then the remaining capital contribution obligations may be converted into the principal amount of a 6% per annum promissory note payable by the Company on the same schedule as the capital contributions, secured by a mortgage on the properties subject to the Northern Comstock joint venture. The Operating Agreement requires that these capital contributions commence in October 2015, and end in September 2027, unless prepaid by the Company.

Stockholders' Agreement

On July 29, 2015, the Company entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”), with Mr. Winfield and entities affiliated with Mr. Winfield, pursuant to which the Company is generally prohibited from incurring indebtedness in excess of $5,000,000, subject to certain limited exceptions. The prohibition set forth in the Stockholders’ Agreement is substantially identical to the negative covenant previously contained in the documents governing the Company’s previously outstanding convertible preferred stock.
SECTION 16(A)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of the forms required by Section 16(a) of the Exchange Act that have been received by us, we believe there has been compliance with all filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of our Common Stock, except for (i) the filing of a Form 3 on November 28, 2017 for Mr. Smith who joined the Company on October 23, 2017 and (ii) Van Den Berg Management I, Inc., which has reported beneficial ownership of 12.34% on Schedule 13G/A as of February 14, 2018, but has not yet filed a Form 3 or Form 4 for its beneficial ownership.

STOCK OWNERSHIP

The following table sets forth, as of April 9, 2018, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of any class of our voting equity securities.

Name and Address(a)	Title of class	Amount and nature of beneficial ownership		Percent of class(b)
Winfield Group 10940 Wilshire Blvd., Suite 2150 Los Angeles, CA 90024	Common Stock	10,135,648	(d)	19.5%
Van Den Berg Management I, Inc. 805 Las Cimas Parkway Suite 430 Austin, TX 78746	Common Stock	5,588,077	(c)	10.8%
Officers and Directors
Corrado De Gasperis	Common Stock	241,100		*
William J. Nance	Common Stock	38,000	(e)	*
Daniel W. Kappes	Common Stock	24,040		*
Leo M. Drozdoff	Common Stock	1,200		*
Walter A. Marting Jr.	Common Stock	0		*
Timothy D. Smith	Common Stock	0		*
All directors and executive officers as a group (6 persons)	Common Stock	304,340		0.59%

_____________
* Less than 1%

(a)	Unless otherwise indicated, the business address of each person named in the table is c/o of Comstock Mining Inc., P.O. Box 1118, 1200 American Flat Road, Virginia City, NV 89440.

(b)
Applicable percentage of ownership is based on 51,916,018 shares of Common Stock outstanding as of April 9, 2018, together with all applicable options and warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of our Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after April 9, 2018, are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown.

(c)
Includes shares of the Company’s Common Stock owned by various investment advisory clients of Van Den Berg Management I, Inc. Based solely on the information contained in the Scheduled 13G Amendment filed with the SEC on February 14, 2018.

(d)
Mr. Winfield is the President, Chief Executive Officer and Chairman of the Board of InterGroup, Santa Fe and Portsmouth and may be deemed to share voting and dispositive power over shares of the Company’s securities owned by each of InterGroup, Santa Fe and Portsmouth. Mr. Winfield has sole voting power over shares of the Company’s securities held by Northern Comstock. The 10,135,648 shares of the Company’s common stock beneficially owned by Mr. Winfield includes (i) 2,787,585 shares of the Company’s Common Stock held directly by Mr. Winfield, (ii), 2,629,616 shares of the Company’s Common Stock held by InterGroup, (iii) 1,777,580 shares of the Company’s Common Stock held by Portsmouth, (iv) 906,649 shares of the Company’s Common Stock held by Santa Fe, (vi) 2,034,218 shares of the Company’s Common Stock held by Northern Comstock,

Amount and nature of beneficial ownership
John Winfield	2,787,585
Intergroup Corporation	2,629,616
Portsmouth Square Inc	1,777,580
Santa Fe Financial Corp	906,649
Northern Comstock LLC	2,034,218
Total	10,135,648
(e)Includes 3,000 shares of Common Stock issuable upon exercise of vested options.

THE AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit and Finance Committee approves the selection of our independent registered public accounting firm.

Management is responsible for our disclosure controls, internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit and Finance Committee’s primary responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit and Finance Committee has met privately with management and Deloitte & Touche LLP, our independent registered public accounting firm. Deloitte & Touche LLP has had unrestricted access to the Audit and Finance Committee.

The Audit and Finance Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the scope of the auditor’s responsibilities and whether there are any significant accounting adjustments or any disagreements with management.

The Audit and Finance Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with Deloitte & Touche LLP that firm’s independence from the Company.

The Audit and Finance Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP. Based on this review and these discussions, the representation of management that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the report of Deloitte & Touche LLP to the Audit and Finance Committee, the Audit and Finance Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC.

The Audit and Finance Committee also reviews with management and the independent registered public accounting firm the results of that firm’s review of the unaudited financial statements that are included in our quarterly reports on Form 10-Q.

Fees Billed by our Auditors

The Audit and Finance Committee reviews the fees charged by our independent registered public accounting firm. During the fiscal years ended December 31, 2017 and December 31, 2016, we were billed the following fees set forth below in connection with services rendered by that firm to us.

	2017	2016
	Deloitte & Touche LLP	Deloitte & Touche LLP
Audit Fees	$214,869	$299,483
Tax Fees	19,889	18,907
Total fees	$234,758	$318,390

Audit Fees. Audit fees include professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, implementation of new financial and accounting reporting standards and consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Audit-related fees include consultation on proposed transactions.

Tax Fees. Tax fees include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes.

Audit and Finance Committee Pre-Approval Policy

The charter of our Audit and Finance Committee provides that the duties and responsibilities of our Audit and Finance Committee include the pre-approval of all audits, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit and Finance Committee. Unless otherwise specified by the Audit and Finance Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit and Finance Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

To the extent deemed appropriate, the Audit and Finance Committee may delegate pre-approval authority to the Chairman of the Audit and Finance Committee or any one or more other members of the Audit and Finance Committee provided that any member of the Audit and Finance Committee who has exercised any such delegation must report any such pre-approval decision to the Audit and Finance Committee at its next scheduled meeting. The Audit and Finance Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

Our Audit and Finance Committee requires that our independent auditor, in conjunction with our Chief Executive Officer and Chief Accounting Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit and Finance Committee about each service to be provided and must provide detail as to the particular service to be provided. Our Audit and Finance Committee Chair and Audit and Finance Committee financial expert is William Nance.

THE AUDIT AND FINANCE COMMITTEE
William J. Nance, Chairman
Leo M. Drozdoff
March 30, 2018

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 31, 2018. A representative of Deloitte & Touche LLP is expected to be present at the Meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

Deloitte & Touche LLP’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in our quarterly reports on Form 10-Q.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification by our by-laws or otherwise.

However, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the appointment, the Audit and Finance Committee will reconsider whether to retain the firm. In such event, the Audit and Finance Committee may retain Deloitte & Touche LLP, notwithstanding the fact that the shareholders did not ratify the appointment or may select another qualified, independent accounting firm without resubmitting the matter to shareholders. Even if the appointment is ratified, the Audit and Finance Committee reserves the right, in its discretion, to select a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit and Finance Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

The Board of Directors and Audit and Finance Committee recommend that shareholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis explains the material elements of the compensation for our named executive officers.

The Company’s philosophy is to align total compensation of its employees, including the named executive officers, with the achievement of the Company’s goals for, most importantly, creating sustainable wealth. The adoption and implementation of compensation programs are intended to support that philosophy and the interest of the Company and its stockholders by providing appropriate forms of cash and stock-based compensation alternatives that strengthen the ability of the Company to attract, motivate and retain employees and others who focus their efforts and abilities on realizing the Company’s objectives, and are in a position to impact the financial and operational performance of the Company.

What are our compensation principles?

The Compensation Committee (for purposes of this Compensation Discussion and Analysis section, the “Committee”) designs and oversees the Company’s compensation policies and approves compensation for our named executive officers. Our goal is to create compensation plans linked to enhancing shareholder value. We strive to align the interests of shareholders with those of employees at all levels of the organization. Our focus is on achieving sustainable results through the systematic and methodical implementation of our strategic plan. These principles are inherently long-term in nature. To accomplish this, our plans are designed to:

•
Support our business strategy - We align our programs with business strategies focused on long-term growth and enhanced shareholder value. Our compensation plans allow our executives to share in that wealth creation and support an environment that promotes improvement and breakthrough performance.

•
Pay for Performance - A substantial majority of our executive pay is dependent upon the achievement of specific corporate performance goals. As a result, individual performance as it relates to compensation is only relevant insofar as it advances the goals of the Company. Our plans will result in realizing higher compensation when goals are met and lower compensation when goals are not met.

•
Pay Competitively - We establish compensation levels that are designed to meet or exceed the needs of our employees. We also assess them against companies that we believe compete with us for human capital. In this context, we believe we are more than competitive with those competing companies.

What are our compensation objectives?

Central to the Company’s goal of wealth creation is the achievement of predictable, sustainable growth of throughput (that is, the rate at which our system generates cash). Accordingly, it is important to the Company that measurements that conflict with current or future throughput-based performance are eliminated from decision-making or minimized (for example, when required by law). Additionally, we seek to use Statistical Process Control (SPC) on the most critical, interdependent processes to promote stability and predictability in our operations.

In designing our compensation plans, our overreaching objectives are to:

•	Drive superior throughput-based financial performance - we design programs that encourage our executives to achieve or exceed goals and share in that value creation.

•
Attract, retain and motivate the right people in the right role, within the broader system design - we require independent and interdependent performance and allow our executives to share in the value created based on the system’s performance.

•
Align our executives with shareholders’ long-term interests by building the opportunity for significant ownership of Company stock through our compensation programs, vesting only on the systems achievement of value enhancing performance objectives.

•
Focus on full alignment to the goal of the system, our executives vest only when the systems objectives and goals are achieved. The objectives and the vesting do not vary from the rest of program participants.

Our compensation plans are intended to serve both named executive officers and employees generally. Accordingly, we currently offer two components of compensation as explained below:

Base Compensation. Base compensation should both reflect the Company’s appreciation of the employee’s competencies (with some but not absolute consideration to the market’s valuation of those competencies) and meet the needs of the employee for stability. The objective should be that base compensation is not only enough to meet the basic needs for employees and their families, but is also enough to take the issue of money-as-a-motivator off the table.

Stock-based Compensation. We acknowledge the risk that certain stock-based compensation programs could fail to completely satisfy the compensation principles previously described because the various instruments typically used (options, warrants, time-based grants, etc.) may not present real or timely correlation to performance and, in particular, performance against a precisely defined goal and duration. However, we believe that stock-based compensation tied to the achievement of precise goals and the Company’s strategic plan does provide meaningful rewards for stable, measurable progress. Accordingly, we adopted a shareholder approved, equity incentive plan based solely on performance-based vesting.

The following is a summary of the principal features of the 2011 Equity Incentive Plan (the “2011 Plan”) and its operation and is qualified by reference to the full text of the 2011 Plan.

Any employee of Comstock or a subsidiary of Comstock providing services to Comstock or any of its subsidiaries who is specifically identified by the Committee, and any non-employee director of Comstock or any of its subsidiaries is eligible to receive awards under the 2011 Plan. All of our employees and non-employee directors are eligible to participate in the 2011 Plan. Historically, awards under the 2011 Plan have been made to our senior officers, managers, and technical and professional personnel.

The maximum number of shares of the Company’s Common Stock that may be delivered pursuant to awards granted under the 2011 Plan is 6,000,000 shares of Common Stock. No more than 6,000,000 shares of Common Stock may be issued under the 2011 Plan or transferred upon exercise or settlement of incentive stock options. Any shares subject to an award under the 2011 Plan that are forfeited or terminated, expire unexercised, lapse or are otherwise canceled in a manner such that the shares of Common Stock covered by such award are not issued may be used again for awards under the 2011 Plan.

As of December 31, 2017, 2,269,200 shares remained available for issuance under the 2011 Plan. All of the awards to date have been made in the form of restricted stock. There are currently no unvested restricted stock awards outstanding under the 2011 Plan.

In addition, if a change in control of the Company (as defined in the 2011 Plan) occurs, then any outstanding granted but unvested shares would vest immediately and, following the date on which the participant’s employment is terminated by the Company without cause or following the participant’s disability, the portion of any outstanding award that would vest upon achieving the next defined objective would vest at the time of termination. There are no unvested awards outstanding under the current plan. The Company is planning a new grant aligned with its current business plan, focusing on the next three years.

Who are our named executive officers?

The Company’s named executive officers for 2017 were:

Name	Title
Corrado De Gasperis	President & CEO
Judd Merrill	CFO, CAO and Secretary
Timothy D. Smith	CAO & Treasurer

How do we assure that our compensation program keeps our named executive officers focused on long-term success?

We assure that our compensation programs keep our named executive officers focused on the long-term success of the Company by making a substantial portion of their long-term pay subject to the achievement of specific, longer-term, strategic, company-wide performance objectives and by granting stock-based awards with vesting criteria fully linked with those, longer term, measurable strategic objectives. Moreover, the value of such stock-based awards will likely only increase based on the long-term performance of the Company as compared to other investment alternatives.

How is competitiveness established?

The Committee structures executive compensation so that targeted total cash compensation and longer-term stock based compensation opportunities are competitive with comparable positions at companies that we compete with for human capital, basically mining and construction-type companies based in Nevada. When considering what is competitive for the Company, the Committee considered the complexity of starting up a new, industrial mine, the breakthroughs required for success, the entrepreneurial and team building competencies needed, the complexities of the regulatory and political environments and the extensive interdependencies required with all stakeholders, including the people required for operating the system. The Company does not use benchmarking against a peer group or otherwise.

In setting 2017, base salaries, target total cash compensation and target total direct compensation, the Committee considered the potential value creation inherent in our stated objectives, the time period required for achieving those objectives and the associated risks.

How is compensation established for our named executive officers?

The Committee does not rely exclusively on existing market data in establishing target levels of compensation. The Committee also does not employ a rigid or formulaic process to set pay levels, but does utilize market data as one of many tools to assist the Committee. In setting compensation levels, the Committee considers the following factors:

•	market data;

•	each executive’s competency;

•	each executive’s scope of responsibility and impact on the Company’s performance;

•	internal equity - an executive’s compensation relative to his or her peers in the system; and

•	the CEO’s recommendations for his senior team.

Each of our named executive officers’ performance is evaluated in light of our overall financial performance and the advancement of our strategic objectives approved by the Committee and the Board of Directors. For 2017, as in past years, the Committee structured a compensation package for our named executive officers comprised of base salary and benefits coupled with long-term incentives (stock-based grants), which we believe provided an appropriate mix of financial security, wealth sharing.

Annual Compensation: Base Salaries

Base salary provides our named executive officers with a basic level of financial security and supports the Committee’s objectives in attracting and retaining top talent. Base salary increases for other named executive officers (other than our CEO) are recommended by our CEO and are reviewed and approved by the Committee.

Executive Officer	2017 Annual Base Salary
Corrado De Gasperis (1)	$288,000
Judd Merrill (2)	132,000
Timothy D. Smith	110,000

(1)     Mr. De Gasperis’ salary was reduced from $360,000 to $288,000 in conjunction with the Company's efforts to reduce general and administrative expenses.
(2) Mr. Merrill's salary was reduced from $165,000 to $132,000 in conjunction with the Company's efforts to reduce general and administrative expenses.
The Committee is satisfied that each of the named executive officers’ salary is reasonable and appropriate.

Why did the Committee choose the performance metrics for the 2011 Equity Plan?

At the time the stock awards were granted, the Committee chose to align the vesting of stock awards directly to the achievement of the established goal of the strategic plan, namely, the responsible development of gold and silver resources, permitting and bringing those resources into production that was approved by the Board in April 2010. Accordingly, the restricted stock only vested upon the achievement of the stated objectives. If the objectives were not achieved, the stock grant would not vest. In 2013, the Company achieved production rates in excess of the stated objectives and qualified for, and the Committee authorized, the vesting of the correlating shares, exactly as described when the Company achieved those specific intermediate objectives. For the remaining, unachieved objectives, all of the unvested grants expired during 2016 and 2017. There are currently no granted, outstanding, unvested shares.

Benefits

The Company provides named executive officers with the same benefits provided to other Comstock employees namely, health and dental insurance (Company pays a portion of the costs).

Post Termination Payments

We believe that we should provide reasonable severance benefits if an executive’s position is eliminated in the event of a change in control or, in the absence of a change in control, in certain other circumstances. It is our belief that the interests of shareholders are best served if our senior management is focused on the performance of the Company without the distraction and uncertainty that the lack of such protection would invite. We also believe that providing these benefits helps to facilitate the recruitment of talented executives, and that, relative to the overall value of any potential transaction, these potential benefits are appropriately sized.

The employment agreement for Mr. De Gasperis includes a severance arrangement. For additional information with respect to this arrangement, please see “Employment, Retirement and Severance Plans and Agreements”.

ADDITIONAL INFORMATION

We believe this additional information may assist you in better understanding our compensation practices and principles.

Role of the Compensation Committee and the CEO

The Committee, consisting entirely of independent Directors, is responsible for executive compensation. As part of the compensation-setting process each year, the Committee meets periodically with the CEO to review the Company’s progress toward its stated strategic objectives and receives comments from members of the Board of Directors. The CEO recommends to the Committee the compensation amounts for each of our named executive officers, other than himself.

While the Committee will ask for advice and recommendations from the CEO, the Committee is responsible for executive compensation and as such:

•	Sets named executive officer base salaries;

•
Reviews the business and financial plan and progress toward strategic goals, performance measures and action plans for our business, which are reviewed by, and subject to approval of, the entire Board of Directors;

•	Reviews annual and long-term performance against goals and objectives;

•	Reviews contractual agreements and benefits, including supplemental retirement and any payments which may be earned upon termination, and makes changes as appropriate;

•	Reviews incentive plan designs, ensures alignment and modifications as appropriate; and

•	Reviews total compensation to ensure compensation earned by named executive officers is fair and reasonable relative to corporate and individual performance.

The Committee is authorized to retain compensation consultants or advisors, but does not presently do so. Any such consultant or advisor selected by the Committee would only be selected if the

Committee determined that such consultant or advisor is independent from our management pursuant to SEC and NYSE American standards.

Deductibility of Compensation

In determining the total compensation of each named executive officer, the Committee considers the tax deductibility of compensation. The Committee believes it is generally in the interests of the Company and our shareholders to provide compensation that is tax deductible by the Company. While the Committee intends that compensation be deductible, there may be instances where potentially non-deductible compensation is justifiably provided to reward executives consistent with our compensation philosophy for each compensation element.

Advisory Vote on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated by the SEC pursuant thereto, we included a proposal for a non-binding advisory resolution approving the compensation of our named executive officers for 2016, in our proxy statement for our 2017, annual meeting of stockholders. The proposal was overwhelmingly supported by stockholders with approval in excess of 95% (85,773,472 votes in favor and 3,547,920 votes against).

The Committee considered the results of the advisory vote in reviewing our executive compensation program, noting the high level of shareholder support, and elected to continue the same principles and objectives in determining the types and amounts of compensation to be paid to our named executive officers in 2017. The Committee will continue to focus on responsible executive compensation practices that attract, motivate and retain high performance executives, reward those executives for the achievement of long-term performance and support our other executive compensation objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, recommended to the Board of Directors that it be included in this Proxy Statement.

COMPENSATION COMMITTEE

William J. Nance, Chair
Leo M. Drozdoff

March 30, 2018

EXECUTIVE COMPENSATION

The following table sets forth, for the periods indicated, the total compensation for services provided to us by the person who served as our principal executive officer (CEO) and principal financial officer during 2017, and the other executive officer other than the CEO who served as an executive officer at the end of 2017, who received aggregate compensation exceeding $100,000 during 2017.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards	Non-equity incentive Plan Compensation	Non-qualified deferred Compensation Earnings	All other compensation	Total ($)
Corrado De Gasperis	2017	$288,000	0	0	0	0	0	$288,000
President and Chief Executive Officer (2)	2016	311,342	0	0	0	0	0	311,342

Judd Merrill	2017	69,962	0	0	0	0	0	69,962
Chief Financial Officer & Chief Accounting Officer (3)	2016	123,430	0	0	0	0	0	123,430
Timothy D. Smith	2017	19,002	0	0	0	0	0	19,002
Chief Accounting Officer(4)
_____________
(1)      Any amounts in the column reflect the aggregate grant date fair value for stock awards computed in accordance with FASB ASC Topic 718. All assumptions made in the valuation of the awards are discussed in note 15. The stock awards vest upon the attainment of performance goals described under the caption “Compensation Discussion and Analysis - Stock-Based Compensation” and reflect the value based on the probable outcome of the performance goals and the amount is the same assuming that the highest level of performance conditions will be achieved.

(2)     Mr. De Gasperis was hired to serve as the Chief Executive Officer and President of the Company effective April 21, 2010 and has been our Executive Chairman since September 2015. Mr. De Gasperis has also served as the Principal Financial Officer since April 21, 2010.

(3)     Mr. Merrill was hired as Controller in 2011 and became Chief Accounting Officer and Secretary effective January 1, 2014, and Chief Financial Officer effective February 5, 2015. Mr. Merrill resigned on May 19, 2017.

(4)     Mr. Smith was hired as Chief Accounting Officer and Secretary effective October 23, 2017.

The terms of each of Mr. De Gasperis’, Mr. Merril’s and Mr. Smith’s employment agreement is described in detail in Employment, Retirement and Severance Plans and Agreements below.

Current Equity Compensation Program

In 2011, the Company adopted the 2011 Plan. For a description of the 2011 Plan, please see “Compensation Discussion and Analysis - Stock-Based Compensation.” The 2011 Plan replaced the equity plans previously adopted by the Company, including, without limitation, those adopted in 2005 and 2006.

As of December 31, 2017, 3,730,800 shares have been issued and outstanding under the program and 3,730,800 shares have vested. On December 21, 2011, the Board of Directors granted Mr. De Gasperis 2,750,000 shares (of which, 1,650,000 shares vested and 1,100,000 expired).

Prior Equity Compensation Programs

In 2005, the Company adopted a stock option and incentive plan that was approved by our stockholders in October 2005. That plan expired in June 2011, upon the adoption of the 2011 Plan with no awards having been issued thereunder.

In 2006, the Company adopted another stock option and incentive plan (“2006 Plan”) that was approved by our stockholders in November 2006. Stock options granted under the 2006 Plan generally vested over three years and expired ten years from the date of the grant. Only 50,000 fully vested options remain outstanding under the 2006 Plan. The 2006 Plan also expired upon the adoption of the 2011 Plan.

Employment, Retirement and Severance Plans and Agreements

Corrado De Gasperis Employment Agreement

Mr. De Gasperis was hired to serve as our Chief Executive Officer and President effective April 21, 2010. In connection with his employment, the Company entered into an Employment Agreement with Mr. De Gasperis, which also provided for his election as a director upon closing of the recapitalization and the capital raise transactions in 2010.

Term. The agreement’s original term ended on April 21, 2014, but automatically extends for additional one-year periods unless notice of termination is provided. If a “change in control” of the Company (as defined in the agreement) occurs and the remaining term of the agreement is less than three years, then the term will be extended to three years beyond the date of the change in control.

Salary and Other Benefits. Under the agreement, Mr. De Gasperis is entitled to an annual base salary of $360,000. Mr. De Gasperis is entitled to participate in each of our medical, pension or other employee benefit plans generally available to employees. Mr. De Gasperis is also entitled to participate in any of our incentive or compensation plans. The agreement also requires us to adopt a profit sharing plan whereby 10% of net cash profits before principal payments of indebtedness and investments in fixed assets will be set aside for semi-annual payments to employees, no less than 35% of which shall be payable to Mr. De Gasperis. The profit sharing plan has not yet been established.

Equity Awards. The Company was required to adopt an equity incentive plan with certain terms. The Board adopted the 2011 Plan in June 2011, and granted an award of 2,750,000 shares of restricted stock under the 2011 Plan in December 2011, (of which, 1,650,000 shares vested in 2013, and 1,100,000 expired in 2016).

Rights on Termination of Employment. If Mr. De Gasperis’ employment is terminated without “cause,” if his employment is terminated due to his “disability” or if he resigns for “good reason” (each term as defined in his agreement), subject to his executing a release in our favor, Mr. De Gasperis shall be entitled to:

•	a lump sum payment of all accrued amounts due to him through the date of his termination;

•	continued base salary for twelve months (or thirty-six months if the termination is during the three year period following a change in control); and

•
continuation of health and life insurance benefits for the longer of the period during which base salary is payable following termination or 18 months (unless he is entitled to participate in the health plan of a new employer).

If Mr. De Gasperis’ employment is terminated due to his death, his estate is entitled to the benefits (other than continued life insurance coverage) outlined above.

Upon a termination of Mr. De Gasperis’ employment for cause or his resignation without good reason, he shall be entitled to a lump sum payment of all amounts due to him through the date of his termination.

Non-Compete. The agreement prohibits Mr. De Gasperis from competing with us during the term of his employment and for one year thereafter.

Judd Merrill’s Employment Agreement

Mr. Merrill was appointed to serve as our Chief Accounting Officer effective January 1, 2014 and Chief Financial Officer effective February 5, 2015. Mr. Merrill resigned on May 19, 2017.

Salary and Other Benefits. Under the agreement, Mr. Merrill was entitled to an annual base salary of $165,000. Mr. Merrill was entitled to participate in each of our medical, pension or other employee benefit plans generally available to employees. Mr. Merrill was also entitled to participate in any of our incentive or compensation plans, including any profit sharing plan contemplated by Mr. Merrill’s employment agreement. The profit sharing plan has not yet been established.

Timothy Smith’s Employment Agreement

Mr. Smith was appointed to serve as our Chief Accounting Officer effective October 23, 2017.

Salary and Other Benefits. Under the agreement, Mr. Smith is entitled to an annual base salary of $110,000. Mr. Smith is entitled to participate in each of our medical, pension or other employee benefit plans generally available to employees. Mr. Smith is also entitled to participate in any of our incentive or compensation plans, including any profit sharing plan contemplated by Mr. Smith’s employment agreement. No profit sharing plan has yet been established.

Changes of Control. As referenced under the caption “Compensation Discussion and Analysis - Stock-Based Compensation,” if a change in control of the Company (as defined in the 2011 Plan) occurs, then the shares of restricted stock granted to the named executive would vest immediately and, following the date on which the named executive officer’s employment is terminated by the Company without cause or following his disability, the portion of the award that would vest upon achieving the next objective shall vest at the time of termination. For purposes of the 2011 Plan, change in control occurs, generally, on the following:

•
the date on which any person or group becomes the beneficial owner of 40% or more of the then issued and outstanding Common Stock or voting securities of the Company (not including securities held by our employee benefit plans or related trusts or certain acquisitions by John Winfield and his affiliates);

•
the date on which any person or group acquires the right to vote on any matter, by proxy or otherwise, with respect to 40% or more of the then issued and outstanding Common Stock or voting securities of the Company (not including securities held by our employee benefit plans or related trusts or certain acquisitions by John Winfield and his affiliates);

•
the date, at the end of any two-year period, on which individuals, who at the beginning of such period were directors of the Company, or individuals nominated or elected by a vote of two-thirds of such directors or directors previously so elected or nominated, cease to constitute a majority of our Board;

•	the date on which stockholders of the Company approve a complete liquidation or dissolution of the Company; or

•	the date on which we consummate certain reorganizations, mergers, asset sales or similar transactions.

Equity Compensation Plan Information

The following table sets forth information with respect to our Common Stock that may be issued upon the exercise of stock options under our incentive stock option plans as of December 31, 2017.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders (1)	10,000	$20	2,269,200
_____________
(1) The table does not include the 0 shares of non-vested restricted stock granted under the 2011 Plan. The equity compensation plans approved by shareholders include the 2011 Plan, under which 2,269,200 shares remain available for issuance, and the option and incentive plan adopted by the Company in 2006, under which no additional awards may be granted.

COMPENSATION OF DIRECTORS

During 2017, all directors who are not Company employees were authorized to receive shares of the Company’s Common Stock for their service as a director. Mr. Daniel Kappes, Mr. William Nance and Mr. Robert Reseigh each were authorized to receive 35,000 shares of Common Stock. As of December 31, 2017, no shares have been issued. The following table summarizes the directors’ cash compensation for 2017:

Fees Earned or Paid in Cash ($)[2]
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Daniel Kappes	$12,000	__	__	__	__	__	$12,000
William Nance	12000	__	__	__	__	__	12000
Robert Reseigh	12,000	__	__	__	__	__	12,000

2 No payment included interest.

Outstanding Equity Awards at December 31, 2017
	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
William Nance	0	3,000	0	20.00	10/1/2018	0	0	0	0
Robert Reseigh	0	3,000	0	20.00	10/1/2018	0	0	0	0
PROPOSAL NO. 3
NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR EXECUTIVE OFFICERS

SEC rules adopted pursuant to the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enable our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, commonly known as “Say on Pay,” gives shareholders the opportunity to approve, reject or abstain from voting on the proposed resolution regarding our fiscal year 2017 executive compensation program. At our 2017 Annual

Meeting, a majority of our shareholders voted to annually advise us on a Say on Pay proposal, and the Board of Directors determined that the Company will hold an annual shareholder advisory vote on executive compensation. This non-binding, advisory vote on the frequency of Say on Pay must be held at least once every six years.

For the reasons stated below, we are requesting your approval of the following non-binding advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The compensation of our named executive officers and our compensation philosophy policies are comprehensively described in the Compensation Discussion and Analysis and the Compensation of Executive Officers sections, and the accompanying tables (including all footnotes) and narrative of this Proxy Statement.

The Compensation Committee designs our compensation policies for our named executive officers to create executive compensation arrangements that are linked both to the creation of long-term growth, shareholder value and companywide performance, and are competitive with peer companies of similar complexity and encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2017, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting, retaining and motivating our people, aligning our executives with shareholders’ long-term interests, focusing on the long-term and creating balanced program elements that encourage aligned, systemic, sustainable performance.

Neither the approval nor the disapproval of this resolution will be binding on us or the Board of Directors or will be construed as overruling a decision by us or the Board of Directors. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Compensation Committee values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions, as it deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE FOLLOWING NON-BINDING ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

“RESOLVED, that the Company’s shareholders APPROVE, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

SHAREHOLDER PROPOSALS

A shareholder desiring to make a proposal to be acted upon at the 2019 Annual Meeting of shareholders must present such proposal to our Secretary at P.O. Box 1118, Virginia City, Nevada 89440. Unless the Company changes the date of its Annual Meeting for next year more than 30 days from this year's meeting, the deadline for submitting shareholder proposals to be considered for inclusion in the Company’s 2019 proxy statement is 120 calendar days before April 12, 2019. However, if the Company’s Annual Meeting is changed by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

Our bylaws provide that a shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors by delivering written notice to our Secretary. Such notice generally must be delivered not later than the close of business on the tenth business day prior to the annual meeting.

The shareholder’s notice must include:

•	the shareholder’s name and mailing address;

•	the date, time and place of the meeting (and type) to which the notice applies;

•	the nature of the matter (and for an election of director(s), the identity and qualifications of said director(s); and

•	any other information required to ensure that shareholders entitled to vote on such matter have a clear understanding of the ramifications thereof.
The requirements found in our bylaws are separate from and in addition to the requirements of the SEC that a shareholder must meet to have a proposal included in our Proxy.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

This Proxy Statement and our Annual Report on Form 10-K are available on our website at www.comstockmining.com. Shareholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents shareholders would otherwise receive. We will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Secretary, Comstock Mining Inc., P.O. Box 1118, Virginia City, Nevada 89440. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on how to elect to access future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing us at Comstock Mining Inc., P.O. Box 1118, Virginia City, Nevada 89440 or by telephoning (775) 847-5272 ext. 151, Attn: Zach Spencer.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our investor relations department as described above.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our investor relations department as described above. Beneficial owners with the same address who receive more than one proxy statement and Annual Report on Form 10-K may request delivery of a single proxy statement and Annual Report on Form 10-K by contacting our investor relations department as described above.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

COMSTOCK MINING INC
ATTN: TIMOTHY SMITH
P.O. Box 1118
VIRGINIA CITY, NV 89440

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/30/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/30/2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All | Withhold All | For All Except

☐ ☐ ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. A. Election of Directors

Nominees

01 Corrado De Gasperis 02 Leo M. Drozdoff 03 Walter A. Marting, Jr. 04 William J. Nance

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3 below.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
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0000375107_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

PROXY - COMSTOCK MINING INC

P.O. Box 1118, Virginia City, Nevada 89440

This proxy is solicited on behalf of the Board of Directors of Comstock Mining Inc.

For the Annual Meeting of Stockholders on May 31, 2018.

The undersigned appoints William J. Nance and Leo M. Drozdoff, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Comstock Mining Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 31, 2018, and at any adjournment or postponement thereof, as indicated on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election for the nominees, FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018, and FOR the advisory resolution on the compensation of our named executive officers.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

0000375107_2 R1.0.1.17

(Continued, and to be dated and signed, on the other side)

*** Exercise Your *Right* to Vote ***

COMSTOCK MINING INC

COMSTOCK MINING INC
ATTN: TIMOTHY SMITH
P.O. Box 1118
VIRGINIA CITY, NV 89440

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 09, 2018
Date: May 31, 2018 **Time:** 9:00 AM PDT
Location: Gold Hill Hotel
1540 Main Street
Gold Hill, Nevada 89440

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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0000375106_1 R1.0.1.17

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will **NOT** be forwarded to your investment advisor. Please make the request as instructed above on or before May 17, 2018 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000375106_2 R1.0.1.17

Voting items

The Board of Directors recommends you vote FOR the following:

1. A. Election of Directors

Nominees

01 Corrado De Gasperis 02 Leo M. Drozdoff 03 Walter A. Marting, Jr. 04 William J. Nance

The Board of Directors recommends you vote FOR proposals 2 and 3 below.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

BARCODE

→ 0000 0000 0000 0000

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0000375106_3 R1.0.1.17

Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000375106_4 R1.0.1.17

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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